UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2015
Date of Report (Date of earliest event reported)

GALA GLOBAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2780 South Jones Blvd., #3725, Las Vegas, Nevada		89146
(Address of principal executive offices)		(Zip Code)

(702) 900-6074
Registrant's telephone number, including area code

1100 Quail Street, Suite 100, Newport Beach, California, 92660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 23, 2015, Mr. Paul Frank, Mr. Erlend Olson, and Mr. Russell Anderson were appointed as members of the Company’s Board of Directors.

Their respective biographies are set forth below:

Paul Frank  – Director.  Mr. Frank has been a teacher at Orange Coast College, Costa Mesa, Ca, since 2002.  Mr. Frank is also an adjunct professor a currently is a teacher at the Art Center College of Design in Pasadena, Ca.   In addition from 2005 to present, Mr. Frank is the founder and president of Tree Stitch Design Inc.  Mr. Frank is best known for founding the Paul Frank Industries in 1995 where he created the iconic Julius the monkey character as well as the entire cast of Paul Frank characters which are still used today.  Since then Mr. Frank has assisted in various projects including movies,  designing custom musical instruments, bicycles, Lego, shoes and clothing, Marvel Comics, Nintendo, Mario Brothers, as well as participating in the Hello Kitty’s 40th birthday convention.  Mr. Frank has an AA degree in Fine Arts from Golden West College, Huntington Beach, Ca, with continuing fine arts studies from Orange Coast College.

Erlend Olson – Director.  During the last five years to present, Mr. Erlend Olson was a consultant and has primarily consulted on various projects for a variety of private international ventures ranging from Medical to Energy sectors. Mr. Olson continues to maintain extensive contacts in both the medical and energy/oil/gas sectors in his current endeavors, and is experienced in international business and application of modern technology to traditional problems in natural resources, manufacturing and marketing. After a 15 year career at NASA’s Jet Propulsion Laboratory, he founded 6 successful companies during the period of 1999 through 2010, including two in ultra-low power electronics, two in natural resources exploration and two in the medical testing/diagnostics fields. Mr. Olson was also involved in raising private equity and debt capital for various private companies.   Mr. Olson is also the author/holder of 38 patents, applications and patents pending. In one of the companies he founded, Pivotal Technologies, was acquired by Broadcom in May of 2000.  Mr. Erlend Olson earned undergraduate and graduate degrees from New Mexico State University 1984 and at University of Southern California in Electrical Engineering 1986

Russell Anderson – Director.  From October 2002 to present, Mr. Anderson has been the President and Principal Consultant of ANDERSON BIOMEDICAL CONSULTING.  From December 2008 to present, Mr. Anderson has been the Executive Vice President of Product Development & Engineering at ASCENTX MEDICAL CORPORATION; from September 2010 to present Mr. Anderson is also the President and Chairman of Board of Directors of BIOSTRATUS CORPORATION; and from March 2014 to present, Mr. Anderson has been a member of the Board of Directors for GENTHERA CORPORATION.  In addition, for over 28 years, Mr. Anderson has held senior management positions in Product Development and Process Engineering functions for several medical device and biopharma companies including Cohesion Technologies, Novare Surgical, Artes Medical, and AscentX Medical Corporation. Mr. Anderson has also served as a principal consultant for many clients including Amgen, Astute Medical, Baxter Pharmaceuticals, Boston Scientific, Genentech, Novartis, NuVasive, Roche and Sandoz. Mr. Anderson is a named inventor on over 30 patents in the medical device and biopharmaceutical fields. Mr. Anderson has various degrees and certificates including: Stevens Institute of Technology – M.Sci.PharmME   (4.0 GPA), Graduate Certification in Pharmaceutical Manufacturing Management; Graduate Certification in Bioprocess Systems and Biologics Management; Graduate Certification in Regulatory Affairs Management; Cal State Hayward – Master’s Degree in Business Administration, concentrations in Technology and Innovation Mgmt., Production & Operations Mgmt., and International Business Mgmt.  California Polytechnic State University at San Luis Obispo – BSEnvE, BSME; Riverside City College – A.S. in Chemistry, and additional graduate courses at Stanford, UC Riverside, UCSB, and University of La Verne.

ITEM 8.01           OTHER ITEMS – CHANGE OF ADDRESS

On November 1, 2014 the Company changed the address of its principal offices to 2780 South Jones Blvd., #3725, La Vegas, Nevada 89146.  Phone number 702-900-6074.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 26, 2015	By:	/s/ George Lefevre
George Lefevre
	Title:	Chief Executive Officer, Director